EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
Zila, Inc.
5227 North 7th Street
Phoenix, Arizona 85014
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on form S-3 of our reports dated October 3, 2008, relating to the consolidated financial statements, the effectiveness of Zila, Inc.’s internal control over financial reporting, and schedule of Zila, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended July 31, 2008.
BDO Seidman, LLP
Phoenix, Arizona
October 17, 2008